Exhibit 1.6

APPROVED

by the Board of Directors

of WBD Foods OJSC

Minutes No 14-07 as of July 14, 2006

Changes and amendments No 5

TO THE CHARTER

OF “Wimm-Bill-Dann Foods”

Open Joint Stock Company (State registration number: 1037700236738, located: Moscow, Yauzsky boulevard, 16/15, room 306)

Be it resolved to make changes and amendments to WBD Foods OJSC Charter, amending item 2.8 of Article 2 with items 2.8.12. – 2.8.17:

“2.8.12. In Samara – full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Samara; brief title: Samara affiliate of WBD Foods OJSC; located in Samara.

2.8.13. In Tuimazy - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Tuimazy; brief title: Tuimazy affiliate of WBD Foods OJSC; located in Tuimazy.

2.8.14. In Novosibirsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Novosibirsk; brief title: Novosibirsk affiliate of WBD Foods OJSC; located in Novosibirsk.

2.8.15. In Rubtsovsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Rubtsovsk; brief title: Rubtsovsk affiliate of WBD Foods OJSC; located in Rubtsovsk.

2.8.16. In Krasnoyarsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Krasnoyarsk; brief title: Krasnoyarsk affiliate of WBD Foods OJSC; located in Krasnoyarsk.

2.8.17. In Irkutsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Irkutsk; brief title: Irkutsk affiliate of WBD Foods OJSC; located in Irkutsk”.